Exhibit 99.1

SUPERNOVA PARTNERS ACQUISITION COMPANY III, LTD.

PRO FORMA BALANCE SHEET

	March 25, 2021	Pro Forma Adjustments			As Adjusted
		(Unaudited)			(Unaudited)
Assets
Current assets:
Cash	$1,877,540	$31,034,490	(a	)	$1,877,540
		620,690	(b	)
		(620,690)	(c	)
		(31,034,490)	(f	)

Total current assets	1,877,540	—			1,877,540
Cash held in Trust Account	250,000,000	31,034,490	(f	)	281,034,490

Total Assets	$251,877,540	$31,034,490			$282,912,030

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$131,114	$—			$131,114
Accrued expenses	371,870	—			371,870

Total current liabilities	502,984	—			502,984
Deferred underwriting commissions	8,750,000	1,086,207	(d	)	9,836,207

Total liabilities	9,252,984	1,086,207			10,339,191
Commitments and Contingencies
Class A ordinary shares; 23,762,455 and 26,757,283 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	237,624,550	29,948,280	(e	)	267,572,830
Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,237,545 and 1,346,166 shares issued and outstanding (excluding 23,762,455 and 26,757,283 shares subject to possible redemption), actual and as adjusted, respectively	124	310	(a	)	135
		(299)	(e	)
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,187,500 shares issued and outstanding (1)	719	—			719
Additional paid-in capital	5,054,390	31,034,180	(a	)	5,054,382
		620,690	(b	)
		(620,690)	(c	)
		(1,086,207)	(d	)
		(29,947,981)	(e	)
Accumulated deficit	(55,227)	—			(55,227)

Total shareholders’ equity	5,000,006	3			5,000,009

Total Liabilities and Shareholders’ Equity	$251,877,540	$31,034,490			$282,912,030

(1)

This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On April 1, 2021, the underwriters partially exercised the over-allotment option to purchase an additional 3,103,449 Units; thus, only 161,638 Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Supernova Partners Acquisition Company III, Ltd. (the “Company”) as of March 25, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 1, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”) on March 25, 2021. Each Unit consists of one Class A ordinary share, and one-fifth of one redeemable warrant (each, a “Public Warrant”). Each Unit consists of one Class A ordinary share, and one-fifth of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option in full and on April 1, 2021 purchased an additional 3,103,449 Units (the “Over-Allotment Units”), generating gross proceeds of approximately $31.0 million, and incurred additional offering costs of approximately $1.7 million in offering costs, of which approximately $1.1 million was for deferred underwriting fees.

Simultaneously with the closing of the IPO on March 25, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 3,500,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $2.00 per Private Placement Warrant to Supernova Partners III LLC, a Cayman Islands exempted company (the “Sponsor”), generating proceeds of $7.0 million. Simultaneously with the closing of the Over-allotment on April 1, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 310,345 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of approximately $621,000.

In addition, the Sponsor agreed to forfeit up to 937,500 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on April 1, 2021; thus, only 161,638 Class B ordinary shares remain subject to forfeiture.

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$31,034,490
	Class A ordinary shares		$310
	Additional paid-in capital		$31,034,180
	To record sale of 3,103,449 Overallotment Units at $10.00 per Unit
(b)	Cash	$620,690
	Additional paid-in capital		$620,690
	To record sale of 310,345 Private Placement Warrants at $2.00 per warrant
(c)	Additional paid-in capital	$620,690
	Cash		$620,690
	To record payment of 2% of cash underwriting fee on overallotment option
(d)	Additional paid-in capital	$1,086,207
	Deferred underwriting commissions		$1,086,207
	To record additional deferred underwriting fee on overallotment option
(e)	Class A ordinary shares	$299
	Additional paid-in capital	$29,947,981
	Class A common stock subject to possible redemption		$29,948,280
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable stock
(f)	Trust account	$31,034,490
	Cash		$31,034,490
	To transfer $10.00 per Overallotment Units to Trust Account